Exhibit 99.5

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES AND NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY QUARTERNORTH ENERGY LLC AND MAKO BUYER 2 LLC ON AUGUST 27, 2021 FROM FIELDWOOD ENERGY LLC AND ITS DEBTOR AFFILIATES

For the period January 1, 2021 through August 26, 2021

Ernst & Young LLP 5 Houston Center Suite 2400 1401 McKinney Street Houston, TX 77010	Tel: +1 713 750 1500 Fax: +1 713 750 1501 ey.com

Report of Independent Auditors

To the Board of Directors of QuarterNorth Energy Inc.

We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties acquired by QuarterNorth Energy Inc. and Mako Buyer 2 LLC (the “Company”) on August 27, 2021 from Fieldwood Energy Inc. and its debtor affiliates (the “Properties” as described in Note 1) for the period from January 1, 2021 through August 26, 2021, and the related notes (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties as described in Note 1 of the financial statement for the period from January 1, 2021 through August 26, 2021, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

We draw attention to Note 1 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

January 9, 2024

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

January 1, 2021 Through August 26, 2021
Revenues:
Oil revenue	$284,867
Natural gas revenue	21,864
Natural gas liquids revenue	11,246
Other revenue	7,268

Total revenues	325,245
Direct operating expenses	83,559

Excess of revenues over direct operating expenses	$241,686

The accompanying notes are an integral part of the statement of revenues and direct operating expenses

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1 - Basis of Presentation

QuarterNorth Energy Inc. (“QuarterNorth”) is an independent oil and natural gas producer with substantially all of its operations in the U.S. Gulf of Mexico (“GOM”) through its subsidiaries. QuarterNorth commenced operations on August 27, 2021, when QuarterNorth Energy LLC and Mako Buyer 2 LLC, both Delaware limited liability companies and indirectly wholly-owned subsidiaries of QuarterNorth, purchased certain oil and natural gas properties (“the Properties”) from Fieldwood Energy Inc. and its debtor affiliates (“Fieldwood”) pursuant to a purchase and sale agreement dated August 27, 2021 (“PSA”).

The accompanying Statement of Revenues and Direct Operating Expenses (the “Statement”) represents the direct undivided interests in the revenues and direct operating expenses associated with the Properties prior to QuarterNorth acquiring them from Fieldwood. The Statement of Revenues and Direct Operating Expenses has been derived from the historical records related to the Properties. During the period presented, the Properties were not accounted for or operated as a separate entity, subsidiary, segment or division by Fieldwood. Accordingly, a complete set of financial statements required by the Securities and Exchange Commission’s Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) is not available or practicable to prepare for the Properties. The accompanying Statement varies from a complete income statement in accordance with U.S. GAAP in that it does not reflect certain expenses incurred in connection with the ownership and operation of the Properties, including but not limited to depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense, effects of derivative transactions, and federal and state income taxes. These costs were not separately allocated to the working interests of the Properties based on the records related to the Properties. In addition, as the Properties were owned by Fieldwood during the period presented and such Properties were operated by a mix of Fieldwood and other operators which are not necessarily comparable to the operations of QuarterNorth, the Statement is not indicative of the results of operations for the Properties on a go-forward basis.

Note 2 - Summary of Significant Accounting Policies

Revenue Recognition

Revenue from the sale of oil, natural gas, and natural gas liquids is recognized when the related performance obligations are satisfied. Contracts with customers are primarily short-term (within a year). The responsibility to deliver a unit of crude oil, natural gas liquids, and natural gas under these contracts represents separate, distinct performance obligations. These performance obligations are satisfied at the point in time control of each unit is transferred to the customer. Pricing is primarily determined utilizing a particular pricing or market index, plus or minus adjustments reflecting quality or location differentials.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Properties. Direct operating expenses include lease operating expenses, production taxes and gathering, processing and transportation costs. Lease operating expenses include well repair expenses, saltwater disposal costs, facility maintenance expenses, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Use of Estimates

The Statement of Revenues and Direct Operating Expenses is derived from the historical operating statements of Fieldwood related to the Properties. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statement. Actual results could differ from those estimates. Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, respectively, in the Properties.

Note 3 – Contingencies

The activities of the Properties may become subject to potential claims and litigation in the ordinary course of operations. The Company is not aware of any legal, environmental, or other claims or other contingencies that would have a material effect on the Statement.

Note 4 – Subsequent Events

The Company has evaluated subsequent events through January 9, 2024, the date this Statement was available to be issued, and concluded that no events need to be reported.

Note 5 – Supplemental Oil and Gas Reserve Information - Unaudited

The following tables summarize the net ownership interest in the estimated quantities of proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Properties at August 26, 2021. The proved oil and natural gas reserve estimates and other components of the Standardized Measure are based on reserve studies generally prepared in accordance with the Securities and Exchange Commission. All of the oil and natural gas producing activities related to the Properties were conducted within the U.S. Gulf of Mexico.

Proved Reserves

Proved reserves represent estimated quantities of natural gas, crude oil and condensate and natural gas liquids that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions.

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

The following table summarizes net proved reserves of oil (including condensate), natural gas and natural gas liquids related to the Properties as of August 26, 2021.

	Crude Oil (Mbbl)	Natural Gas (MMcf)	NGLs (Mbbl)	Total (Mboe)
Net proved reserves at January 1, 2021	43,904	121,613	5,285	69,458
Revisions	(119)	(938)	18	(257)
Production	(4,392)	(6,145)	(370)	(5,786)

Net proved reserves at August 26, 2021	39,393	114,530	4,933	63,415

Proved developed reserves at August 26, 2021	22,293	55,757	2,558	34,144
Proved undeveloped reserves at August 26, 2021	17,100	58,773	2,375	29,271

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure represents the present value of estimated future net cash flows from estimated net oil, natural gas, and NGL reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Additionally, the standardized measure and changes in standardized measure presented here excludes income taxes as the tax basis of the properties is not applicable on a go forward basis.

The future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the 12-month average oil and natural gas index, calculated as the unweighted arithmetic average first-day-of-the-month price for each month during the prior twelve months as prescribed by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 932. The average prices (adjusted for quality differentials, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price at the wellhead) related to proved reserves at August 26, 2021 were $49.78/Bbl for oil and $2.42/MMBtu for natural gas.

Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect.

The following table sets forth unaudited information concerning future net cash flows excluding income taxes for oil, natural gas and NGL reserves associated with the Properties.

August 26, 2021 (in thousands)
Future cash inflows	$2,291,708
Future production costs	(623,358)
Future development costs	(695,663)

Future net cash flows	972,687
10% annual discount	(216,584)

Standardized measure of discounted future net cash flows	$756,103

NOTES TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Properties’ reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated reserves. Accordingly, the estimates of future net cash flows from reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil, natural gas and NGL reserves of the Properties for the period presented (in thousands):

(in thousands)
Standardized measure at January 1, 2021	$533,936
Net change in prices and production costs	447,100
Net change in future development costs	2,000
Oil and gas net revenue	(234,418)
Revisions of previous quantity estimates	(3,923)
Previously estimated development costs incurred	206
Accretion of discount	34,669
Changes in timing and other	(23,467)

Standardized measure at August 26, 2021	$756,103